SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



              Date of earliest event reported       January 3, 2001



                           GENEVA STEEL HOLDINGS CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                       0-31020                        87-0065504
---------------                 ------------                 -------------------
(State or other                 (Commission                   (I.R.S. Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)


     10 South Geneva Road, Vineyard, UT                            84058
  ----------------------------------------                       ----------
  (Address of principal executive offices)                       (Zip Code)



     Registrant's telephone number, including area code       (801) 227-9000




                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 1.   Changes in Control of Registrant's Predecessor

          Date and Description of Transactions which resulted in the change of control

          As described in the Form 8-K filed by Geneva Steel Company on December 19, 2000, SEC File No. 1-10459, on December 8, 2000, the Geneva Steel Company Third Amended Plan of Reorganization, as modified, dated December 6, 2000, was confirmed by the United States Bankruptcy Court for the District of Utah, Central Division.

          On January 3, 2001, Geneva Steel Company consummated the reorganization plan. The reorganization plan effected a corporate restructuring whereby, through a series of mergers and the operation of the reorganization plan, Geneva Steel Company converted into a Delaware limited liability company named Geneva Steel LLC, with a new Delaware holding company, Geneva Steel Holdings Corp., owning all the outstanding interests in Geneva Steel LLC. All existing shares of common stock and preferred stock of Geneva Steel Company were cancelled effective January 3, 2001.

          Name of Person Acquiring Control; Source of Consideration

          Holders of allowed class three claims under the reorganization plan as of November 22, 2000 received a pro rata share of 6,760,659 newly-issued shares of common stock, par value $.01 per share, of Geneva Steel Holdings Corp, based on a ratio of 18.2799 shares of common stock issued for each $1,000 of allowed claims held on the November 22, 2000 record date. Up to an additional 324,617 shares of common stock are reserved under the reorganization plan for issuance to holders of disputed claims.

          Holders of allowed class three claims consist primarily of holders of approximately $199.9 million of 9-1/2% Senior Notes due 2004, including unpaid interest accrued prior to the bankruptcy, approximately $140.7 million of 11-1/8% Senior Notes due 2001, including unpaid interest accrued prior to the bankruptcy, and approximately $47 million of general unsecured debt. Creditors who were owed $5,000 or less could elect to receive a cash payment equal to 40% of their claim, and trade creditors who were owed in excess of $5,000 could elect to receive $2,000, rather than common stock in the new Geneva Steel Holdings Corp. Each holder of allowed class three claims also will receive a right to participate pro rata in a $25 million preferred stock rights offering by Geneva Steel Holdings Corp. Secured creditors of Geneva Steel Company were paid in full with the proceeds of the term loan obtained by Geneva Steel LLC in connection with the reorganization.

          In addition, following the effective date, Geneva Steel Holdings Corp. will issue (i) shares of common stock to executives as partial payment under an employee retention program; and (ii) options for executive officers and managers to purchase approximately 5% of the common stock on a fully diluted basis, a quarter of which be immediately vested and then one quarter will vest each subsequent year for three years.

          Arrangements among members of control group with respect to the election of directors

          Under the reorganization plan, Geneva Steel Holdings Corp. has a 10 person board. The board is divided into three classes, as follows:

          Class I directors: (1) R. J. Shopf; (2) Frank T. MacInnis; and (3) Murray Drabkin;
          Class II directors: (1) Ken C. Johnsen; (2) Albert Fried, Jr.; (3) A. Stanley West; and (4) John LaMaccia; and
          Class III directors: (1) Joseph A. Cannon; (2) Donald R. Shepard; and
(3) Michael T. Yonker.

          The Bondholders' Committee, representing the holders of a majority of the allowed class three claims, selected seven directors: Frank T. MacInnis, Murray Drabkin, Albert Fried, Jr., A. Stanley West, John LaMaccia, Donald R. Shepard and Michael Yonkers. R.J. Shopf, a prior director of Geneva Steel Company, was selected by the Unsecured Creditors Committee. Joseph A. Cannon, who will serve as the initial chairman of the board of Geneva Steel Holdings Corp., and Ken C Johnsen, who is executive vice president and general counsel to Geneva Steel Holdings Corp., were officers and directors of Geneva Steel Company prior to the reorganization and will continue in these capacities with Geneva Steel Holdings Corp.

          The directors in Class I will serve as directors for an initial period terminating on the date of the first annual shareholder meeting that is held at least one year after the consummation of the plan, at which time the directorships in Class I will be subject to election for a term of 3 years. The directors in Class II will serve as directors for an initial period terminating on the date of the first annual shareholder meeting that is held at least two years after the consummation of the plan, at which time the directorships in Class II will be subject to election for a term of 3 years. Finally, the directors in Class III will serve as directors for an initial period terminating on the date of the first annual shareholder meeting that is held at least three years after the consummation of the plan, at which time the directorships in Class III will be subject to election for a term of 3 years. The Geneva Steel LLC board of managers consists of the same persons as the board of directors of Geneva Steel Holdings Corp.

          This current report may be deemed to contain certain foward-looking statements with respect to Geneva Steel Holdings Corp. and the reorganization of Geneva Steel Company, and actual results may vary materially.

          Geneva Steel Holdings Corp. is the successor registrant to Geneva Steel Company, SEC File No. 1-10459. The shares of common stock of Geneva Steel Company had been registered under Section 12(b) of the Securities Exchange Act of 1934, as amended. The shares of common stock, par value $.01 per share, of Geneva Steel Holdings Corp. issued in connection with the consummation of the Geneva Steel Company reorganization plan, are to be deemed registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, under Rule 12g-3(a) of the General Rules and Regulations under the Exchange Act.



Exhibits
--------

   2.1 Third Amended Plan of Reorganization, as modified, dated December 6, 2000, of Geneva Steel Company (incorporated by reference to the Form 8-K filed by Geneva Steel Company on December 19, 2000, SEC File No. 1-10459)

  99.1 Confirmation order of the United States Bankruptcy Court for the District of Utah, Central Division (incorporated by reference to the Form 8-K filed by Geneva Steel Company on December 19, 2000, SEC File No. 1-10459)

  99.2         Press Release relating to Plan Consummation

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        GENEVA STEEL HOLDINGS CORP.



January 3, 2001                         By:  /s/ Dennis L. Wanlass
-----------------------                    -----------------------------
Date                                       Dennis L. Wanlass
                                           Vice President - Finance

                                  Exhibit Index


Exhibits
--------

   2.1 Third Amended Plan of Reorganization, as modified, dated December 6, 2000, of Geneva Steel Company (incorporated by reference to the Form 8-K filed by Geneva Steel Company on December 19, 2000)

  99.1 Confirmation order of the United States Bankruptcy Court for the District of Utah, Central Division (incorporated by reference to the Form 8-K filed by Geneva Steel Company on December 19, 2000)

  99.2         Press Release relating to Plan Consummation